UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49629	33-0933072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17872 Cartwright Road

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 399-4500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

On December 21, 2011, Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum” or the “Company”) closed its previously announced underwritten public offering (the “Offering”) of 10,526,315 units (the “Units”), with each Unit consisting of one share of common stock, $0.02 par value per share, and one warrant to purchase 0.6 of a share of common stock. The proceeds to the Company in the Offering, net of underwriting discounts, were approximately $9.2 million. The Offering was made under Quantum’s shelf registration statement on Form S-3 (Registration No. 333-176772), including a base prospectus dated September 29, 2011, as supplemented by prospectus supplements dated November 25, 2011 and December 15, 2011. A copy of the press release is attached to this report as Exhibit 99.1. The information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2011	QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel, Vice President-Legal, and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated December 21, 2011